UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHANCERY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

422 Richards Street, 3rd Floor
Vancouver, British Columbia, Canada	V6B 2Z4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction A.(c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-141440 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.00001 par value

Item 1.        Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-141440, is incorporated by reference into this registration statement.

Item 2.        Exhibits.

The following Exhibits are filed with this registration statement:

Exhibit	Description
Number

3.0	(i) Articles of Incorporation; and (ii) Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on March 20, 2007)

3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on March 20, 2007)

4.0	Instruments defining the rights of security holders, including indentures

4.1	Specimen Stock Certificate (incorporated by reference from our Registration Statement on Form SB-2 filed on March 20, 2007)

5.0	Opinion on Legality

5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered (incorporated by reference from our Registration Statement on Form SB-2 filed on May 18, 2007)

10.0	Material Contracts

10.1	Trust Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on March 20, 2007)

23.0	Consents of Experts and Councils

23.1	Consent of Manning Elliott LLP, Independent Registered Public Accounting Firm (incorporated by reference from our Registration Statement on Form SB-2 filed on June 8, 2007)

23.2	Consent of Conrad C. Lysiak, Esq. (incorporated by reference from our Registration Statement on Form SB-2 filed on May 18, 2007)

99.0	Additional Exhibits

99.1	Subscription Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on March 20, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHANCERY RESOURCES, INC.

/s/ Juan Restrepo Gutierrez
By: Juan Restrepo Gutierrez
President, Chief Executive Officer,
Chief Financial Officer, Secretary, Treasurer and Director
Dated: March 25, 2008